[Cozen O’Connor Letterhead]
Exhibit 5
June 12, 2008
Converted Organics Inc.
7A Commercial Wharf West
Boston, MA 02110
Gentlemen:
     We have acted as counsel to Converted Organics Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”). The Registration Statement covers:
     (i) 2,892,561 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”) to be issued upon the exercise of redeemable Class A warrants (the “Class A Warrants”) and non-redeemable Class B warrants (the “Class B Warrants”) issued in the Company’s initial public offering as a component of the units sold by the Company in the offering;
     (ii) 131,219 shares of Common Stock, 131,219 Class A Warrants and 131,219 Class B Warrants underlying units issuable to Paulson Investment Company, Inc., as underwriter in the Company’s initial pubic offering, upon the exercise of a purchase option granted in the initial public offering (the “Purchase Option Units”); and
     (iii) 262,438 shares of Common Stock issuable upon exercise of the Class A Warrants and Class B Warrants included in the Purchase Option Units.
     In rendering this opinion, we have examined: (i) the forms of the Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) resolutions of the Company’s Board of Directors; (iii) the Registration Statement; and (iv) the Class A Warrant and Class B Warrant agreements and the Class A and Class B Warrant certificates (the “Warrant Documents”). We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.
     Based upon the foregoing, we are of the opinion that:
     (i) The shares of Common Stock issuable upon exercise of the Class A Warrants and Class B Warrants, including the Class A Warrants and Class B Warrants included in the Purchase Option Units, have been duly and validly authorized and, to our knowledge, reserved for issuance upon exercise of such Class A Warrants and Class B Warrants, and such shares of Common Stock, when so issued upon exercise of the Class A Warrants and Class B Warrants and upon delivery by the purchaser of the consideration for such shares, will be duly authorized, validly issued, fully paid and non-assessable.
     (ii) The shares of Common Stock included in the Purchase Option Units have been duly authorized and, when issued and sold in accordance with and in the manner described in the prospectus set forth in the Registration Statement and upon delivery of the consideration for the Purchase Option Units such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
     (iii) Each of the Class A Warrants and Class B Warrants, including the Class A Warrants and Class B Warrants included in the Purchase Option Units, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.
     This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”
     This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.
Very truly yours,
/s/ Cozen O’Connor